UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2015
___________

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 800 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On May 11, 2015, Esteban Naranjo accepted the position of Vice President, Finance Operations of NII Holdings, Inc. (the “Company”) and, in connection with the acceptance, voluntarily moved from the position of Vice President, Corporate Controller and Principal Accounting Officer to his new role.

(c)
On May 6, 2015, the Board of Directors of the Company appointed Tim Mulieri, 35, to the position of Vice President, Corporate Controller and Principal Accounting Officer of the Company effective as of May 11, 2015. In this role, Mr. Mulieri will report directly to Juan Figuereo, the Company's Executive Vice President, Chief Financial Officer.

Mr. Mulieri has served as the Company's Senior Director and Assistant Controller since September 2013 and has served in various positions in the Company's finance department since August 2012. Prior to joining the Company, Mr. Mulieri served as a senior manager at KPMG LLP from August 2005 to August 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: May 11, 2015	By: /s/ SHANA C. SMITH
Shana C. Smith
Vice President and Secretary